UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 14, 2022

SCYNEXIS, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36365	56-2181648
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Evertrust Plaza, 13th Floor

Jersey City, New Jersey 07302-6548

(Address of Principal Executive Offices, and Zip Code)

(201)-884-5485

Registrant’s Telephone Number, Including Area Code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	SCYX	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

On October 20, 2022, SCYNEXIS, Inc. announced that it is taking a new strategic direction to refocus its resources on the clinical development of ibrexafungerp for severe, hospital-based indications where higher long-term returns are expected, given the promising data generated to date in refractory fungal infections, including Candida auris, and the anticipated first approval in the hospital setting in 2024. In connection with this new strategic direction, SCYNEXIS intends to out-license BREXAFEMME® for vaginal yeast infections and is actively pursuing a U.S. commercialization partner. During this process, SCYNEXIS will wind down its promotional activities for BREXAFEMME, while keeping BREXAFEMME on the market and available to patients. With the change in strategic direction, SCYNEXIS no longer is in need of the commercialization services provided by its contracted commercial sales partner, Amplity Health, and SCYNEXIS is in ongoing discussions to terminate the Master Services Agreement by and between SCYNEXIS and Amplity, Inc. When the parties enter into a final termination agreement, SCYNEXIS will file a Form 8-K announcing the terms.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Chief Executive Officer

On October 14, 2022, Dr. Marco Taglietti announced to SCYNEXIS, Inc. that he plans to retire and will leave his position as President and Chief Executive Officer of SCYNEXIS, and will step down from the SCYNEXIS Board of Directors, on December 31, 2022. In connection with his retirement, on October 20, 2022, SCYNEXIS and Dr. Taglietti entered into a separation agreement pursuant to which Dr. Taglietti will receive separation benefits consistent with the payment and severance benefits set forth his employment agreement and, in addition, the post-termination exercise period of his stock options to purchase shares of SCYNEXIS common stock has been extended from 90 days to four years. Dr. Taglietti’s employment agreement is filed as Exhibit 10.27 to SCYNEXIS’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2015.

Appointment of New Chief Executive Officer

On October 20, 2022, SCYNEXIS announced that David Angulo, M.D., SCYNEXIS’s Chief Medical Officer, will become SCYNEXIS’s President and Chief Executive Officer and become a member of the Board of Directors effective January 1, 2023. In connection with this action, on October 19, 2022 SCYNEXIS and Dr. Angulo entered into an employment agreement pursuant to which Dr. Angulo will receive an annual base salary of $565,000, a discretionary annual performance bonus of up to 55% of his base salary, a stock option to purchase 165,000 shares of SCYNEXIS common stock at an exercise price equal to the closing price of SCYNEXIS common stock on the date of grant, vesting over four years, and a restricted stock unit award to acquire 110,000 shares of SCYNEXIS common stock vesting over three years. In addition, the employment agreement provides for severance benefits, such that in the event that SCYNEXIS terminates Dr. Angulo’s employment agreement other than for “just cause” or Dr. Angulo resigns for “good reason” (each as defined in the agreement), other than within three months prior to, or 12 months after, a change of control of SCYNEXIS, Dr. Angulo will receive as severance 18 months base salary, 18 months accelerated vesting of equity awards, and up to 18 months COBRA benefits. If such termination is more than three months prior to, or 12 months after, a change of control of SCYNEXIS, Dr. Angulo will receive as severance 24 months base salary, full accelerated vesting of equity awards, and up to 24 months COBRA benefits. In addition, Dr. Angulo will have one year from termination of employment to exercise any stock options. Such payments are subject to reduction to avoid adverse tax results.

David Angulo, M.D., age 57, has served as SCYNEXIS’s Chief Medical Officer since June 2015. From October 2010 to May 2015 he served as Vice President, Research and Development of Brickell Biotech, Inc. a privately-held pharmaceutical company, where he was responsible for defining and executing the overall drug development strategy for all products. Prior to joining Brickell, Dr. Angulo held various senior positions at Stiefel Laboratories, Inc., a GSK company, including head of the clinical and medical departments from April 2006 to October 2010. From 1998 to 2006, Dr. Angulo was also responsible for several development programs in the anti-infective area at Schering-Plough Research Institute and was an infectious disease physician in a pediatric hospital. He received his medical degree from the Universidad de Guadalajara, Mexico, and has post-graduate degrees in pediatrics and infectious diseases.

On December 21, 2020, SCYNEXIS completed a public offering of its common stock and warrants pursuant to its effective shelf registration statement for aggregate proceeds of approximately $85.0 million. Dr. Angulo purchased shares of common stock and warrants in the offering at the public offering price, consisting of 1,600 shares of our common stock, and warrants to purchase 1,600 shares of common stock, for a total purchase price of $10,000.

Appointment of New Chief Financial Officer

On October 20, 2022, SCYNEXIS announced that Ivor Macleod, CPA, MBA, will become SCYNEXIS’s Chief Financial Officer, in which role he will become SCYNEXIS’s principal financial officer and principal accounting officer. Mr. Macleod’s anticipated first date of employment is October 24, 2022.

SCYNEXIS and Mr. Macleod are parties to an employment agreement, effective as of October 24, 2022, setting forth the terms of his employment as SCYNEXIS’s Chief Financial Officer.  Pursuant to the terms of the employment agreement, Mr. Macleod will receive an annual base salary of $435,000, a discretionary annual performance bonus of up to 40% of his base salary, a stock option to purchase 170,000 shares of SCYNEXIS common stock at an exercise price equal to the closing price of SCYNEXIS common stock on the date of grant, vesting over four years, a restricted stock unit award to acquire 15,000 shares of SCYNEXIS common stock vesting over three years. In addition, the employment agreement provides for severance benefits, such that in the event that SCYNEXIS terminates Mr. Macleod’s employment agreement other than for “just cause” or Mr. Macleod resigns for “good reason” (each as defined in the agreement), other than within 12 months after a change of control of SCYNEXIS, Mr. Macleod will receive as severance six months base salary, six months accelerated vesting of equity awards, and up to six months COBRA benefits. If such termination is within 12 months after a change of control of SCYNEXIS, Mr. Macleod will receive as severance 12 months base salary, full accelerated vesting of equity awards, and up to 12 months COBRA benefits. Such payments are subject to reduction to avoid adverse tax results.

Mr. Macleod, age 61, was the Chief Financial Officer of Athersys, Inc., a biotechnology company focused primarily in the field of regenerative medicine, from January 2020 to the end of June 2022, where he was responsible for the finance function at Athersys. Previously he served as the Chief Financial Officer and Chief Compliance Officer of Eisai Inc., the U.S. pharmaceutical subsidiary of Eisai Co., Ltd., a research-based human health care company that discovers, develops and markets products globally, from 2015 to 2018. Prior to joining Eisai, Mr. Macleod served as Vice President Finance - Merck Research Labs at Merck & Co., Inc., a global health care company that delivers innovative health solutions through its prescription medicines, vaccines, biologic therapies and animal health productions, from 2012 to 2015. Before joining Merck, Mr. Macleod served from 1998 to 2012 at F. Hoffmann-La Roche, Inc., a multinational health care company, in various roles, including as North American Chief Financial Officer from 2000 to 2011 and General Manager from 2010 to 2011. Mr. Macleod received his B.S. from St. Andrews University in Scotland and his M.B.A. from the University of Arizona. Mr. Macleod is a Certified Public Accountant licensed in Virginia.

Departure of Interim Chief Financial Officer

On October 20, 2022, SCYNEXIS informed Larry Hoffman, SCYNEXIS’s Interim Chief Financial Officer, that he will cease to be SCYNEXIS’s Interim Chief Financial Officer effective on the date Mr. Macleod becomes SCYNEXIS’s Chief Financial Officer.  Mr. Hoffman has served as SCYNEXIS’s Interim Chief Financial Officer since November 2021 pursuant to a contract between SCYNEXIS and Danforth Advisors, LLC. It is expected that Mr. Hoffman will provide transition services to SCYNEXIS under the terms of the contract with Danforth Advisors, LLC for a brief period of time after he ceases to be Interim Chief Financial Officer.

Departure of Chief Commercial Officer

On October 14, 2022, SCYNEXIS informed Christine Coyne, Chief Commercial Officer of SCYNEXIS, that she will cease to be an employee and Chief Commercial Officer effective November 30, 2022.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCYNEXIS, Inc.

Date: October 20, 2022	By:	/s/ Marco Taglietti
	Name:	Marco Taglietti, M.D.
	Its:	Chief Executive Officer